ERNST & YOUNG
ENTREPRENEURS




                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
The Profit Recovery Group International, Inc.:

We consent to the use of our report, incorporated by reference dated January 31, 1998, relating to the consolidated balance sheet of Financiere Alma, S.A. and subsidiaries as of December 31, 1997 and the related consolidated statements of earnings, shareholders' equity and cash flows for the three months ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of The Profit Recovery Group International, Inc.



                                                     ERNST & YOUNG Entrepreneurs
                                                       Departement d'E&Y Audit


                                                              Any Antola

Paris, France
September 21, 1998


545925.3